SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of report (Date of earliest event reported):        November 18, 2002
                                                 -------------------------------


                            ELCOM INTERNATIONAL, INC.
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               (Exact Name of Registrant as Specified in Charter)


        Delaware                        000-27376              04-3175156
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(State or Other Jurisdiction           (Commission           (I.R.S. Employer
    of Incorporation)                  File Number)       Identification Number)


        10 Oceana Way           Norwood, Massachusetts          02062
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:        (781) 440-3333
                                                   -----------------------------

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         (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events

     On November 18, 2002, Elcom International, Inc. (the "Company") issued a press release, which is filed as Exhibit 99.1 hereto, announcing that it received a letter from The Nasdaq Stock Market dated November 12, 2002 indicating that the Company's common stock was subject to delisting from The Nasdaq SmallCap Market based on the Company's failure to regain compliance with the minimum $1.00 bid price per share requirement, and indicating that the Company is not eligible for an additional grace period because it does not meet the initial inclusion requirements. The Company also indicated that it would request a hearing to appeal the delisting decision to a Nasdaq Listing Qualifications Panel (the "Panel"). Nasdaq stated in the letter that a hearing request will stay the delisting of the Company's securities pending the Panel's decision. The Company stated that there can be no assurance that the Panel will grant the Company's request for continued listing.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) Not applicable
        (b) Not applicable
        (c) Exhibits.

        Number          Description
        ------          -----------
        99.1            News Release, dated November 18, 2002.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                ELCOM INTERNATIONAL, INC.


                                                By: /s/ Peter A. Rendall
                                                   -----------------------------
                                                   Peter A. Rendall
                                                   Chief Financial Officer

Date:   November 18, 2002

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


                                 EXHIBIT INDEX
                                 -------------

Exhibit         Description of Exhibit
-------         ----------------------

99.1            News Release, dated November 18, 2002.


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